Exhibit 4.28
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.
AMENDMENT AGREEMENT
I – FIRST CONTRACTING PARTY:
Corporate Name: RAÍZEN S.A.
Head office: Avenida Afonso Arinos de Melo Franco, No. 222, Room 321, Barra da Tijuca, in the municipality of Rio de Janeiro, state of Rio de Janeiro, ZIP Code 22631-455
CNPJ/MF No.: 33.453.598/0001-23
Referred to as “Raízen” and/or “Supplier”
II – SECOND CONTRACTING PARTY:
Corporate Name: AZUL LINHAS AÉREAS BRASILEIRAS S.A.
Head office: Avenida Dr. Marcos Penteado de Ulhôa Rodrigues, 939, 9th Floor, Condomínio Castelo Branco Office Park, Torre Jatobá, Tamboré, in the municipality of Barueri, state of São Paulo, ZIP Code 06460-040
CNPJ/MF No.: 09.296.295/0001-60;
and
Corporate Name: AZUL CONECTA LTDA.
Headquarters: Avenida Emilio Antonon, 901, Chácara Aeroporto Neighborhood, in the municipality of Jundiaí, state of São Paulo, ZIP 13212-010
CNPJ under No. 04.263.318/0001-16
Referred to as “Azul” and/or “Buyer”, and together with Raízen, referred to as the “Parties”.
III – CONTRACT(S) SUBJECT TO AMENDMENT:
Supply Agreement for Petroleum Products for Aviation signed by the contracting Parties identified above on 09/15/2022 (“Agreement”)
WHEREAS:
(i)    Through the Contract, Raízen undertook to supply, successively and periodically, to Azul, and Azul to acquire from Raízen, throughout the entire term of this Contract, the volumes of the product Aviation Kerosene - JET A (“Product”) necessary to supply its aircraft operating at the Locations listed in Annex I and Annex II of the Contract hereby amended;
(ii)    It was agreed between the Parties that the payment for the Products purchased by Azul should be made [***];
(iii)    [***];
(iv)    Raízen notified Azul [***];
(v)    The Parties have a commercial relationship guided by ethics, mutual respect, and good faith;
(vi)    The Parties executed, on 05/28/2024, with a subsequent amendment executed on 08/05/2024, a Commitment Term effective until [***], [***].
Clause One – Transitional Provision

1.1    The Parties wish to regulate specific payment conditions for the supply of Product during the period of [***].
1.2    The supply of Product during the period of [***] will be carried out [***].
1.2.1.    The Parties agree that [***].
1.2.2.    The transitional provisions of this clause do not prejudice or alter the SUPPLIER’s rights set forth in items 4.8 and 4.9.
Clause Two: The Parties agree to amend and include the following clauses of the Agreement:
“III – TERM OF EFFECTIVENESS: [***], considering the start of effectiveness as of [***] and ending on [***]”
“CLAUSE ONE – OBJECT
(...)
1.1.1    The BUYER agrees that it is its contractual obligation (i) the acquisition of the entirety of the [***], stipulated in Annex I, until the end of the term of this Agreement, in the period between [***] and [***], as well as (ii) the fulfillment of the obligation regarding the [***]; it being certain that items (i) and (ii) may be revisited in line with [***] and provided that [***], and that any change is formalized by an amendment signed by the Parties.
(...)
1.3.3    If the momentary impossibility occurs due to the BUYER’s exclusive fault, it shall indemnify the SUPPLIER for [***].
(...)”
“CLAUSE FOUR – PRICE AND PAYMENT
4.1    Payments for the Product purchased by the BUYER shall be made on their respective due dates, in the amounts set forth in the billing document issued by the SUPPLIER, by means of a deposit into a bank account to be informed to the BUYER.
(...)
4.9    In the event of the occurrence of the cases indicated below, the SUPPLIER may [***], including those established in this Agreement, and shall, however, subsequently inform the [***] :
(i)    in the event of default in payment: (i) of the Product supplied by the SUPPLIER to the BUYER exceeding [***] business days, and/or (ii) of any installment of the Debt Confession exceeding; or
(ii)    [***].
4.10    . It shall be considered a contractual breach by the BUYER the non-payment, on the due date, of debts arising from invoices related to the supply of the Products in [***] , whose payment terms have already been [***]. In this case, the default shall not be subject to [***]. The BUYER hereby acknowledges and agrees that, in the event of default under the terms of this clause, the SUPPLIER [***], without such measure generating any burden for the SUPPLIER and without prejudice to the application of item 1.3.3 and/or the exercise of the right [***].”
“CLAUSE FOURTEEN [***]

“CLAUSE FIFTEEN – TERMINATION, RESOLUTION AND PENALTY
15.1    This Agreement may be terminated by operation of law, at the discretion of the non-breaching Party, regardless of notice or judicial or extrajudicial demand, with the application to the breaching Party of the penalty provided for in item 15.3 and subitem 15.3.1, upon the occurrence of any of the following events:
15.2    Delay by the BUYER in paying an invoice for the purchase of Product to the SUPPLIER, after the period of [***] business days from the due date of the said instrument, and/or of any installment of the [***], after the period of [***] days from the due date of the said instrument. In this case, if the SUPPLIER does not exercise its right to terminate this Agreement, it may immediately implement the supply now contracted only upon advance payment or cash payment, without prejudice to fully collecting from the BUYER the amount due, with applicable charges, under the terms of item 4.4.
(...)
15.1.3    Filing of protests or executions in amounts exceeding the share capital of any of the Parties. This termination event will be applicable as of [***].
(...)
15.1.7. In the event of contractual default by the BUYER for failure to pay, on the due date, debts arising from invoices relating to the supply of the Products [***], under the terms of item 4.1, without prejudice to the [***].
(...)
15.3    The Party that causes the contractual termination, under the terms of items 15.1 and 15.2, shall be subject to the payment of a termination penalty, limited to the amount of [***].
[***]
(...)
15.5 The term of this commercial relationship may be suspended or terminated, at the sole discretion of the party that did not give rise to the reason for the suspension or termination, as the case may be, without the application of penalties, [***], in the following circumstances: a) governmental acts that prevent the supply of the Product; and b) requisition or declaration, in Brazil, of bankruptcy, judicial reorganization, or judicial or extrajudicial liquidation of any of the Parties, provided that the provisions of Clause 15.5.1 are observed.
15.5.1        Regarding the penalties, this clause shall only be applicable in the event that the Parties are in compliance with all other provisions of this Agreement and the Debt Confession, otherwise all penalties provided for in this agreement may be applied at the sole discretion of the aggrieved party.
15.5.2     In the event the BUYER files for Judicial Reorganization in Brazil as provided for in Law No. 11,101/2005 and the BUYER does not comply with or is unable to implement the conditions of the Commitment Term executed by the Parties on 05/28/2024, and subsequently amended, a contractual breach by the BUYER shall be deemed to have occurred, authorizing the SUPPLIER to demand from the BUYER the penalty provided for in item 15.3, in addition to the return provided for in items 14.3 and 14.3.1., without prejudice to the exercise of the right of contractual termination by the SUPPLIER.
(...)”
“NINETEENTH CLAUSE – GENERAL PROVISIONS
(...)

19.7.    THE SUPPLIER reserves the right to exercise all of its rights arising from the Contract and other legal transactions executed between the parties in Brazil and in accordance with Brazilian law, without any restriction.”
“TWENTY-SECOND CLAUSE – CHOICE OF FORUM
(...)
22.1.    The Parties choose the court of the judicial district of [***] as the sole competent authority to resolve all disputes and disagreements arising from this Contract, with an express waiver of any other, no matter how privileged it may be. This Contract is governed exclusively by the laws of the Federative Republic of Brazil.”
“ANNEX I - SUPPLY CONDITIONS AS OF 12/16/2022
[***]
Clause Two: The provisions of this Addendum shall take effect as of [***].
Clause Three: The other clauses of the Contract that are not expressly amended by this instrument remain valid and in full force.
And being thus agreed and contracted, the parties execute this instrument in two counterparts of identical content, in the presence of the witnesses below, choosing as the only competent forum for the enforcement of this addendum, with the express waiver of any other, the court of the Contract hereby amended.
São Paulo, July 8, 2025.

FIRST CONTRACTING PARTY:
RAIZEN S.A

/s/ Leonardo Gadotti Filho Name: Leonardo Gadotti Filho	/s/ Ricardo Lewin Name: Ricardo Lewin

SECOND CONTRACTING PARTY:
AZUL LINHAS AEREAS BRASILEIRAS SA
AZUL CONECTA LTDA.

/s/ Abhi Manoj Shah Name: Abhi Manoj Shah	/s/ John Peter Rodgerson Name: John Peter Rodgerson

WITNESSES:

/s/ Anthonella Ysalla de Oliveira Silva Name: Anthonella Ysalla de Oliveira Silva ID: [***]	/s/ Flavia Christina Moreira da Cunha Name: Flavia Christina Moreira da Cunha ID: [***]